Exhibit 23
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-272475, 333-273331 and 333-291971) of our report dated June 29, 2026, relating to the consolidated financial statements of Beneficient, which appears in this Annual Report on Form 10-K for the year ended March 31, 2026.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statements.

/s/ WEAVER AND TIDWELL, L.L.P.
San Antonio, Texas
June 29, 2026